    As filed with the Securities and Exchange Commission on February 22, 2002
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               Centene Corporation
             (Exact name of registrant as specified in its charter)

              Delaware                                     04-1406317
    (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

          7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105
          ------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan
                      1999 Stock Plan, and 2000 Stock Plan
                      ------------------------------------
                            (Full title of the plans)

                               Michael F. Neidorff
                               Centene Corporation
                        7711 Carondelet Avenue, Suite 800
                            St. Louis, Missouri 63105
                     (Name and Address of Agent for Service)

                                 (314) 725-4477
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                            John L. Gillis, Jr., Esq.
                             Armstrong Teasdale LLP
                       One Metropolitan Square, Suite 2600
                         St. Louis, Missouri 63102-2740
                                 (314) 621-5070

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Amount of     Proposed Maximum  Proposed Maximum
                                                              Shares To Be     Offering Price      Aggregate           Amount of
           Title of Securities To Be Registered              Registered(1)(2)    Per Share       Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share (currently              1,419,740          $ 2.677       $ 3,800,644(3)         $  350
outstanding options under 1994, 1996, 1998, 1999 and 2000
Stock Plans)
Common Stock, par value $.001 per share (available for            682,685          $18.875       $12,885,680(4)         $1,185
future option grants under 1994, 1996, 1998, 1999 and 2000
Stock Plans)
Total                                                           2,102,425                        $16,686,324            $1,535
====================================================================================================================================

(1) The maximum number of shares that may be issued under the 1994 Stock Plan, 1996 Stock Plan, 1998 Stock Plan, 1999 Stock Plan and 2000 Stock Plan (collectively, the "Plans") is subject to equitable adjustment upon the occurrence of certain events pursuant to the Plans.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers options granted and to be granted under the Plans.

(3) The proposed maximum offering price per share has been computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee and is based upon the weighted average exercise price per share of approximately $2.677 as to outstanding but unexercised options to purchase an aggregate of 1,419,740 shares of Common Stock under the Plans.

(4) The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act as to the 682,685 shares of Common Stock authorized for issuance pursuant to future option grants under the Plans, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on February 15, 2002 because the price at which the options to be granted in the future may be exercised is not currently determinable.

================================================================================

                                     PART I

     The information called for by Part I of this registration statement on Form S-8 is included in the description of the Plans to be delivered to persons eligible to participate in the Plans. Pursuant to the Note in the Instructions to Part I of Form S-8, this information is not being filed with or included in this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

          1. The Registrant's final prospectus dated December 12, 2001 filed with the Commission on December 13, 2001 pursuant to Rule 424(b)(5) promulgated under the Securities Act.

          2. The Registrant's Registration Statement on Form 8-A filed with the Commission on December 10, 2001 pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that a company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by the company or in its right) by reason of the fact that the person is or was one of the company's directors, officers, agents or employees or is or was serving at the company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in the company's best interest, or not opposed to the company's best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by a company or in its right as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the company, unless the court believes that in light of all the circumstances indemnification should apply.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     As permitted under Delaware law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or (iv) for any transaction from which the director derived an improper personal benefit.

     Registrant's by-laws further provide that: (i) Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law; (ii) Registrant may indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by Registrant's board of directors; and (iii) Registrant must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

     The indemnification provisions contained in Registrant's certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Registrant maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

     ITEM 8.  EXHIBITS.

     Exhibit
     Number      Description
     -------     -----------
     3.1*        Certificate of Incorporation.
     3.2*        Certificate of Amendment to Certificate of Incorporation.
     3.3*        Certificate of Designations.
     3.4*        By-laws.
     4*          Form of certificate for shares of common stock.
     5           Legal opinion of Armstrong Teasdale LLP.
     10.1*       1994 Stock Plan.
     10.2*       1996 Stock Plan.
     10.3*       1998 Stock Plan.
     10.4*       1999 Stock Plan.
     10.5*       2000 Stock Plan.
     23          Consent of Independent Public Accountants.
     24          Powers of Attorney (included on the signature page hereof).
     ------------
     * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333-71258), as amended, originally filed with the Securities and Exchange Commission on October 9, 2001, and declared effective on December 12, 2001.

     ITEM 9.  REQUIRED UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on January 31, 2002.

                                           CENTENE CORPORATION

                                            By: /s/ Michael F. Neidorff
                                               ---------------------------------
                                                    Michael F. Neidorff
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Centene Corporation, hereby severally constitute and appoint Michael F. Neidorff and Karey L. Witty and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Centene Corporation's Registration Statement on Form S-8, and any other Registration Statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                  Signature                                                  Title
                  ---------                                                  -----
           /s/ Michael F. Neidorff
-----------------------------------------------     President and Chief Executive Officer
             Michael F. Neidorff                    (Chief Executive Officer)

              /s/ Karey L. Witty
-----------------------------------------------     Senior Vice President, Chief Financial Officer
                Karey L. Witty                      and Secretary (Chief Financial and Accounting Officer)

             /s/ Samuel E. Bradt
-----------------------------------------------     Director
               Samuel E. Bradt

            /s/ Walter E. Burlock
-----------------------------------------------     Director
              Walter E. Burlock

             /s/ Edward L. Cahill
-----------------------------------------------     Director
               Edward L. Cahill

            /s/ Howard E. Cox, Jr.
-----------------------------------------------     Director
              Howard E. Cox, Jr.

            /s/ Robert K. Ditmore
-----------------------------------------------     Director
              Robert K. Ditmore

            /s/ Claire W. Johnson
-----------------------------------------------     Director
              Claire W. Johnson

          /s/ Richard P. Wiederhold
-----------------------------------------------     Director
            Richard P. Wiederhold

                                  EXHIBIT INDEX

   Exhibit         Description
   -------         -----------
   3.1*            Certificate of Incorporation.
   3.2*            Certificate of Amendment to Certificate of Incorporation.
   3.3*            Certificate of Designations.
   3.4*            By-laws.
   4*              Form of certificate for shares of common stock.
   5               Legal opinion of Armstrong Teasdale LLP.
   10.1*           1994 Stock Plan.
   10.2*           1996 Stock Plan.
   10.3*           1998 Stock Plan.
   10.4*           1999 Stock Plan.
   10.5*           2000 Stock Plan.
   23              Consent of Independent Public Accountants.
   24              Powers of Attorney (included on the signature page).
     ----------
     * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration Number 333-71258), as amended, originally filed with the Securities and Exchange Commission on October 9, 2001, and declared effective on December 12, 2001.